UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2023

IG ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39579	85-2096362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 Park Ave. South, 8th Floor New York, NY 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 765-5588

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	IGACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	IGAC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	IGACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 22, 2022, IG Acquisition Corp., a Delaware corporation (“IGAC”), PlayUp Limited, an Australian public company (the “Company”), Maple Grove Holdings Public Limited Company, a public limited company incorporated in the Republic of Ireland (“Parent”), and Project Maple Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub”) entered into a Business Combination Agreement (the “BCA”) and IGAC, the Company and Parent entered into a Scheme Implementation Deed (“SID”).

On December 8, 2022, IGAC, the Company, Parent and Merger Sub entered into an Amendment Agreement to amend the BCA and the SID. The Amendment Agreement removed all exclusivity provisions from the BCA and the SID and permitted IGAC, on the one hand, and the Company, Parent and Merger Sub, on the other hand, to discuss alternative potential business combinations with alternative target companies. The Amendment Agreement also provided that either IGAC, on the one hand, or the Company, Parent and Merger Sub, on the other hand, may immediately terminate the BCA and the SID if either has agreed final terms (such as a letter of intent) with a third party to enter into a business combination and intends to enter into those business combination terms with the third party.

Item 1.02. Termination of a Material Definitive Agreement.

On January 6, 2023, IGAC provided written notice (the “Termination Notice”) to the Company, Parent and Merger Sub that it was terminating the BCA pursuant to Section 9.01(e) of the BCA effective immediately. The Termination Notice also served as written notice to the Company and Parent that IGAC was terminating the SID pursuant to clause 11.1(d) of the SID effective immediately.

The foregoing description of the Termination Notice does not purport to be complete and is qualified in its entirety by the terms and conditions of the BCA and the SID, which were previously filed as Exhibits 2.1 and 2.2 to the Current Report on Form 8-K, filed by IGAC with the U.S. Securities and Exchange Commission on September 22, 2022, and the Amendment Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on December 8, 2022, each of which is incorporated by reference herein.

Item 8.01. Other Events.

The board of directors of IGAC has determined that IGAC will not be able to complete the transactions contemplated by the BCA or any other initial business combination within the time period required by its Amended and Restated Certificate of Incorporation, as amended (the “Charter”). Accordingly, IGAC will dissolve and liquidate pursuant to the terms of the Charter, effective as of the close of business on January 11, 2023, and will redeem all of the outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.12 after taking into account the removal of a portion of the accrued interest in the trust account to pay taxes and for dissolution expenses.

As of the close of business on January 11, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

To provide for the disbursement of funds from the trust account, IGAC has instructed Continental Stock Transfer & Trust Company, the trustee of the trust account (“Continental”), to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental, IGAC’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after January 11, 2023.

IGAC’s sponsor has agreed to waive its redemption rights with respect to its outstanding shares of Class B common stock issued prior to IGAC’s initial public offering. There will be no redemption rights or liquidating distributions with respect to IGAC’s warrants, which will expire worthless.

IGAC expects that the Nasdaq Stock Market will file a Form 25 with the U.S. Securities and Exchange Commission (the “Commission”) to delist IGAC’s securities. IGAC thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Notice of Termination dated January 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IG ACQUISITION CORP.

By:	/s/ Christian Goode
	Name:	Christian Goode
	Title:	Chief Executive Officer

Dated: January 6, 2023

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